As Filed with the Securities and Exchange Commission on June 4,
1998
Registration No. 333-
=================================================================
                SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ----------
                           DENTSPLY International Inc.
             (Exact name of registrant as specified in its charter)

                Delaware                          39-1434669
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)               Identification No.)

     570 West College Avenue
     York, Pennsylvania                          17405-0872
(Address of principal executive offices)         (Zip Code)

        DENTSPLY International Inc. 1998 Stock Option Plan
                            (Full title of the plan)

                                John C. Miles II
                           DENTSPLY International Inc.
                             570 West College Avenue
                          York, Pennsylvania 17405-0872
                     (Name and address of agent for service)

                         (717) 845-7511
  (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
=================================================================
                             Proposed    Proposed
Title of                     Maximum     Maximum
Securities      Amount       Offering    Aggregate   Amount of
to be           to be        Price Per   Offering    Registration
Registered      Registered   Share(1)    Price       Fee(1)

Common Stock,
par value
$.01         4,300,000 shares  $33.625  $144,587,500(2)  $42,654
=================================================================
(1) Registration fee calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.
(2)  The fee with respect to 4,300,000 shares of Common Stock is calculated based upon the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on June 3, 1998.
=================================================================

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                                     PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by DENTSPLY International Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     1. The Company's Form 10-K filed with the Commission for the year ended December 31, 1997 (File No. 0-16211).

     2. The Company's Form 10-Q filed with the Commission for the quarterly period ended March 31, 1998 (File No. 0- 16211).

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 (File No. 0-16211), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the DENTSPLY International Inc. 1998 Stock Option Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 4.  Description of Securities.

     The class of securities to be offered under this Registration Statement is registered under Section 12(g) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate

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of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty. Article Nine of the Company's Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or
(iv) for any transaction from which the director derived any improper impersonal benefit.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article V of the Company's Bylaws provides that the Company will indemnify any person who was or is a party or a witness or is threatened to be made a party or a witness to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article V further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL. The Company maintains directors' and officers' liability insurance.

Item 7.  Exemption From Registration Claimed

     Not Applicable

Item 8.  Exhibits.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.                Description
-----------    --------------------------------------------------
    3.1        Restated Certificate of Incorporation
    4.1        Articles 4A, 4B, 4C and 7 of the Restated
               Certificate of Incorporation (see Exhibit 3.1)
    4.2        Article I of By-Laws, as amended (incorporated by
               reference to exhibit included in the Company's registration Statement on Form S-8 (No. 33-31792))

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    5.1        Legal Opinion of Morgan, Lewis & Bockius LLP
   23.1        Consent of KPMG Peat Marwick LLP
   23.2 Consent of Morgan, Lewis & Bockius LLP (contained in legal opinion filed as Exhibit 5.1)
   24.1        Power of Attorney (set forth on the signature page
                         of this Registration Statement)
   99.1        DENTSPLY International Inc. 1998 Stock Option Plan

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)   To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of

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such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              * * *

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, the Commonwealth of Pennsylvania, on this 4th day of June, 1998.

                                   DENTSPLY International Inc.


                                   By: /s/ John C. Miles II
                                       --------------------------
                                       Chairman of the Board
                                       and Chief Executive
                                       Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of DENTSPLY International Inc. hereby constitutes and appoints John C. Miles II and William R. Jellison, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

       Signature                  Capacity             Date
       ---------                  --------             ----

/s/ John C. Miles II
-------------------------   Chairman of the Board    June 4, 1998
John C. Miles, II           and Chief Executive
                            Officer (Principal Executive
                            Officer) and a Director



/s/ William R. Jellison
-------------------------   Senior Vice President    June 4, 1998
William R. Jellison         and Chief Financial Officer
                            (Principal Financial and
                            Accounting Officer)



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



/s/ Burton C. Borgelt
-------------------------   Director                 June 4, 1998
Burton C. Borgelt


/s/ Douglas K. Chapman
-------------------------   Director                 June 4, 1998
Douglas K. Chapman


/s/ Michael J. Coleman
-------------------------   Director                 June 4, 1998
Michael J. Coleman


/s/ Arthur A. Dugoni
-------------------------   Director                 June 4, 1998
Arthur A. Dugoni, D.D.S, M.S.D.


/s/ C. Frederick Fetterolf
--------------------------  Director                 June 4, 1998
C. Frederick Fetterolf


/s/ Leslie A. Jones
--------------------------  Director                 June 4, 1998
Leslie A. Jones


/s/ Edgar H. Schollmaier
-------------------------   Director                 June 4, 1998
Edgar H. Schollmaier


/s/ W. Keith Smith
-------------------------   Director                 June 4, 1998
W. Keith Smith


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                                  EXHIBIT INDEX
                                                                      Sequential
Exhibit                                                   Page
No.                        Description                   Number
-------   ----------------------------------------     ----------
  3.1     Restated Certificate of Incorporation              9

  4.1     Articles 4A, 4B, 4C, and 7 of the Restated
          Certificate of Incorporation (see Exhibit 3.1)

  4.2     Article I of By-Laws, as amended
          (incorporated by reference to exhibit included in the Company's registration Statement on Form S-8 (No. 33-31792)).

  5.1     Legal Opinion of Morgan, Lewis &
          Bockius LLP.                                      14

 23.1     Consent of KPMG Peat Marwick LLP,
          independent accountants.                          15

 23.2     Consent of Morgan, Lewis & Bockius LLP
          (contained in legal opinion filed as
          Exhibit 5.1).

 24.1     Power of Attorney (set forth on the signature
          page of this Registration Statement).              6

 99.1     DENTSPLY International Inc. 1998
          Stock Option Plan.                                16


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